UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2022

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 15, 2022, Steven B. Pfeiffer notified the Board of Directors of Iridium Communications Inc. (the “Registrant”) that he will be retiring as a member of the Board of Directors of the Registrant and therefore will not stand for re-election at the Registrant’s 2022 Annual Meeting of Stockholders to be held in May 2022 (the “Annual Meeting”). Mr. Pfeiffer’s decision not to stand for re-election was not due to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. Mr. Pfeiffer’s term as a director will end at the Annual Meeting.

(e)    Awards under Performance Share Program

The Compensation Committee of the Board of Directors (the “Committee”) of Iridium Communications Inc. (the “Company”) previously established an Amended and Restated Performance Share Program (the “Program”), which provides for the grant of restricted stock units (“Awards”) under the terms of the Company’s 2015 Equity Incentive Plan, as amended and restated (the “Plan”). The Committee established the Program to (i) focus key employees on achieving specific performance targets, (ii) reinforce a team-oriented approach, (iii) provide significant award potential for achieving outstanding performance, and (iv) enhance the ability of the Company to attract and retain highly talented and competent individuals. The Program provides that the Committee may grant Awards (referred to as “Maximum Awards”) to designated key employees, with each such Maximum Award representing a specified maximum number of shares of common stock that may ultimately be earned by each such employee under the Award. The Maximum Award is calculated by reference to the target award value (the “Target Award”). The Program contemplates that the Committee may establish criteria for determining the number of shares ultimately awarded (the “Actual Awards”), including (a) one or more performance goals of the type enumerated in the Plan (“Performance Goals”), the satisfaction of which is a condition to some or all of the Maximum Award being earned, (b) other performance goals that may or may not be of the type specifically enumerated in the Plan which may form the basis for a determination by the Committee to reduce the award to the participant (“Other Performance Goals”), and (c) the performance period over which attainment of the Performance Goals and Other Performance Goals is determined (the “Performance Period”). The Program also contemplates that the Committee may establish a vesting period over which the respective key employee must remain employed by the Company following the Performance Period in order to earn the shares underlying his or her Actual Award.

On February 10, 2022, the Committee approved Awards under the Program to the Company’s principal executive officer, principal financial officer and other named executive officers, designated a Performance Goal, an Other Performance Goal and a Performance Period related to such Awards and specified a vesting schedule for the Awards. These Awards, which will be granted on March 1, 2022, specified a Target Award (and the related Maximum Award) for each of these executives as set forth in the table below.    The Awards were approved with a specified dollar value and will be converted to an equivalent number of shares of common stock based on the closing price of the common stock on the grant date, rounded down to the nearest whole share.

Officer	Title	Target Award ($)	Maximum Award ($)
Matthew J. Desch	Chief Executive Officer	$2,500,000	$3,750,000
Thomas J. Fitzpatrick	Chief Financial Officer and Chief Administrative Officer	$1,250,000	$1,875,000
Suzanne E. McBride	Chief Operations Officer	$1,250,000	$1,875,000
Bryan J. Hartin	Executive Vice President, Sales and Marketing	$625,000	$937,500
Scott T. Scheimreif	Executive Vice President, Government Programs	$625,000	$937,500

The Actual Awards for each executive will be based on the level of achievement of the Performance Goal, which is the growth of the Company’s average service revenue for 2022 and 2023, calculated in accordance with generally accepted accounting principles (“GAAP”), over the service revenue that was reported by the Company for 2021. The Actual Awards will be reduced to zero if the Company fails to achieve the Other Performance Goal specified by the Committee, which is the achievement of a specified average OEBITDA margin for 2022 and 2023. “OEBITDA margin” is OEBITDA expressed as a percentage of revenue. “OEBITDA” is as defined by the Company in its earnings releases for the applicable measurement periods.

The Actual Award will vest as to 50% of the underlying shares when the Committee determines the Company’s level of achievement of the Performance Goal and the Other Performance Goal, which would occur in the first quarter of 2024, and as to the remaining 50% on March 1, 2025, subject to continuous employment of the participant through such dates. If a change in control of the Company occurs before the date the Committee determines the Company’s level of achievement of the Performance Goal and Other Performance Goal, each participant will be credited with an Actual Award equal to the participant’s Target Award, and the Actual Award will remain subject to the same time-based vesting schedule with the first vesting date being March 1, 2024. Actual Awards and any shares issued thereunder are subject to recoupment from participants in accordance with the Company’s Policy for Recoupment of Incentive Compensation.

The description of the Program contained herein is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the Program and the Plan. The Program was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. The forms of Performance Share Award Grant Notice and Performance Share Award Agreement for use in connection with grants under the Program in 2022 will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

Iridium 2022 Performance Bonus Plan

On February 10, 2022, the Committee approved the terms of the Company’s 2022 Performance Bonus Plan (the “Iridium Bonus Plan”). Employees of the Company who are employed during the 2022 calendar year, including the Company’s principal executive officer, principal financial officer and other named executive officers are eligible to participate in the Iridium Bonus Plan, provided that a participant must be employed through the date bonuses are paid in order to be eligible to receive a bonus, except as provided in an applicable severance plan or individual agreement. Pursuant to the Iridium Bonus Plan, each participant is eligible to receive an incentive bonus (the “Bonus Award”) calculated in part by reference to a “Target Bonus Award” determined for such participant by the Committee. The Target Bonus Award is calculated by multiplying the participant’s base salary earned during the 2022 calendar year by a Committee-approved Target Bonus Percentage.

The Committee also established the Target Bonus Percentage (expressed as a percentage of earned base salary) under the Iridium Bonus Plan for each of the Company’s principal executive officer, principal financial officer and other named executive officers, as set forth in the table below.

Officer	Title	Target Bonus Percentage
Matthew J. Desch	Chief Executive Officer	90%
Thomas J. Fitzpatrick	Chief Financial Officer and Chief Administrative Officer	75%
Suzanne E. McBride	Chief Operations Officer	75%
Bryan J. Hartin	Executive Vice President, Sales and Marketing	60%
Scott T. Scheimreif	Executive Vice President, Government Programs	60%

The actual Bonus Award will be calculated by multiplying the Target Bonus Award by a corporate performance factor determined by the Committee based on the achievement of the following corporate performance goals: (i) OEBITDA (as defined by the Company and announced in its earnings release for the 2022 calendar year); (ii) specified strategic goals; and (iii) specified measures of user satisfaction. The resulting amount may then be reduced but not increased by the Committee based on a personal performance factor ranging from 0% to 100%. Any actual Bonus Award earned by any participant may not exceed 185% of the participant’s Target Bonus Award.

Bonus Awards up to the Target Bonus Award will be paid in a combination of common stock of the Company in the form of restricted stock units granted under the Plan and cash. Restricted stock units equal in value to 60% of each executive’s Target Bonus Award will be granted on March 1, 2022 and will vest, if at all, in March 2023 upon the determination by the Committee as to the achievement of the specified performance goals, the executive’s personal performance factor and the executive’s continued service through the applicable vesting date. The first 60% of the Target Bonus Award, if earned, will be paid via the vesting of these restricted stock units, with any excess actual bonus award to be paid in cash no later than March 15, 2023.

Any amounts paid under the Iridium Bonus Plan are subject to recoupment from participants in accordance with the Company’s Policy for Recoupment of Incentive Compensation.

The description of the Iridium Bonus Plan contained herein is a summary of the material terms of the Iridium Bonus Plan, does not purport to be complete, and is qualified in its entirety by reference to the Iridium Bonus Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: February 16, 2022	By:	/s/ Matthew J. Desch
	Name:	Matthew J. Desch
	Title:	Chief Executive Officer

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